Exhibit 99.1

CEC Entertainment, Inc. Agrees to be Acquired by an Affiliate of Apollo Global Management for $54.00 per Share in Cash

Transaction Provides Significant Value for Shareholders and Strong Partner to

Support CEC’s Future Growth

IRVING, Texas and NEW YORK, NY – January 16, 2014 – An affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) and CEC Entertainment, Inc. (NYSE: CEC) (“CEC”) today announced that they have entered into a definitive merger agreement (the “Merger Agreement”) whereby Apollo, a leading global alternative investment manager, will acquire CEC, the nationally recognized leader in family dining and entertainment which operates 577 Chuck E. Cheese’s stores, for approximately $1.3 billion, including the assumption of the Company’s outstanding debt.

Apollo’s $54.00 per share all cash offer represents a premium of approximately 25% over CEC’s closing share price on January 7, 2014, the last trading day prior to media speculation regarding a possible transaction and a premium of approximately 36% over the twelve-month volume weighted average share price for the period ending January 7, 2014.

The announcement follows a thorough review of strategic alternatives undertaken by the CEC Board of Directors to maximize shareholder value. The transaction was unanimously approved by the CEC Board, which recommends that CEC shareholders tender their shares in the offer.

“We are pleased to have reached this agreement with Apollo, which maximizes value for all of our shareholders,” said Richard M. Frank, Executive Chairman of CEC. “This transaction represents the successful conclusion of our extensive review of strategic alternatives.”

“We are excited about this transaction with Apollo, as it recognizes the value of CEC’s global brand, strong cash flows and growth prospects while providing our shareholders with an immediate and substantial premium,” said Michael H. Magusiak, President and Chief Executive Officer of CEC. “Apollo brings significant industry expertise and financial resources, and we look forward to working with them to further grow CEC domestically and internationally.”

“This transaction with CEC gives us the opportunity to partner with the proven leader in family dining and entertainment,” said Scott Ross, Partner at Apollo Global Management. “Across the U.S., and increasingly around the world, the Chuck E. Cheese’s brand represents quality, safe and fun family entertainment.”

“We look forward to partnering with CEC’s exceptional management team, talented employees and franchise partners to support the continued growth of the Company,” said Lance Milken, Partner at Apollo Global Management.

The transaction will be implemented through a cash tender offer at $54.00 per share. The transaction is conditioned upon, among other things, satisfaction of the minimum tender condition of more than 50 percent of the Company’s common shares, the receipt of the Federal Trade Commission’s approval under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, and other customary closing conditions. Under the terms of the agreement, the Company may solicit superior proposals from limited third parties until January 29, 2014. There can be no assurances that this process will result in a superior proposal, and the Company does not intend to discuss any developments with regard to this process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal.

Goldman, Sachs & Co. is serving as financial advisor to the Company, and Weil, Gotshal & Manges LLP is serving as the Company’s legal advisor. Deutsche Bank Securities Inc., Morgan Stanley and UBS Securities LLC are serving as financial advisors to Apollo, and, together with Credit Suisse, provided debt financing commitments. Wachtell Lipton, Rosen & Katz and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as Apollo’s legal advisors.

About CEC Entertainment, Inc.

For more than 30 years, CEC Entertainment (NYSE: CEC) has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The company and its franchisees operate a system of 577 Chuck E. Cheese’s stores located in 47 states and 10 foreign countries or territories. Currently, 522 locations in the United States and Canada are owned and operated by the company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas, as well as a variety of dining options including pizza, sandwiches, wings, appetizers, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools through its fundraising programs. For more information, see the company’s website at www.chuckecheese.com or connect with them on Facebook, Twitter, Pinterest, YouTube and foursquare.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $113 billion as of September 30, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

For CEC Entertainment:

Media

Michelle Chism

Director, Corporate Communications

(972) 258-5529

MChism@cecentertainment.com

Investors

Tiffany B. Kice

Executive Vice President, Chief Financial Officer & Treasurer

(972) 258-4525

For Apollo Global Management, LLC:

Investors

Gary M. Stein

Head of Corporate Communications

(212) 822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

(212) 822-0540

ngunn@apollolp.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Jonathan Keehner

(212) 355-4449

dkatcher@joelefrank.com / jkeehner@joelefrank.com

Additional Information and Where to Find It

The tender offer for the outstanding shares of CEC Entertainment, Inc. referenced in this press release has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Apollo and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Apollo and its acquisition subsidiary will file tender offer materials on Schedule TO, and CEC Entertainment, Inc. thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CEC ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CEC SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of CEC at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting CEC Entertainment, Inc. at 4441 W. Airport Freeway, Irving, TX 75062, Attention: Tiffany B. Kice, (972) 258-4525.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, CEC files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by CEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. CEC’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and CEC, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, among other things, risks relating to the expected timing, consummation, and financial benefits of the tender offer and the merger. Apollo and CEC believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and CEC or persons acting on Apollo’s or CEC’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and CEC undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in CEC’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

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